Exhibit 99.1

Day One Reports Fourth Quarter and Full Year 2025 Financial Results and Reaffirms 2026 Outlook and Revenue Guidance

OJEMDA™ 2025 momentum reflected by Q4 and full year net product revenues of $52.8 million and $155.4 million, respectively

2026 U.S. net product revenue projected at $225 - $250 million

Expanded pipeline with January 2026 acquisition of Mersana Therapeutics; Emi-Le in Phase 1 trial for adenoid cystic carcinoma (ACC)

Day One to host conference call and webcast today, February 24, 4:30 p.m. ET

BRISBANE, Calif., Feb. 24, 2026 – Day One Biopharmaceuticals, Inc. (Nasdaq: DAWN) (“Day One” or the “Company”), a biopharmaceutical company dedicated to developing and commercializing targeted therapies for people of all ages with life-threatening diseases, today reports its financial results for the fourth quarter and full year 2025, and reaffirms its outlook for 2026.

“2025 was a seminal year for Day One, marked by significant achievements across every pillar of our organization. By maintaining our strong commercial execution, leveraging our expertise to extend into additional rare cancers, and steadily advancing our early-stage pipeline, we are delivering on our mission to bring new medicines to people of all ages with life-threatening diseases,” said Jeremy Bender, Ph.D., chief executive officer of Day One. “The commercial momentum we've established for OJEMDA and the important upcoming clinical data updates across our full pipeline position us for strong growth in 2026 and beyond.”

OJEMDA Commercial Performance

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OJEMDA net product revenue of $52.8 million and $155.4 million for the fourth quarter and full year 2025, respectively
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Full-year 2025 net product revenue represented 172% year-over-year growth, with double-digit sequential quarterly growth throughout the year
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Fourth quarter prescription volumes increased to 1,394 and total 2025 prescriptions were 4,635, representing 181% growth versus 2024 (April launch), and demonstrating strong and growing patient demand, increasing treatment persistence and expanding prescriber adoption
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Company reaffirmed its previously announced 2026 U.S. OJEMDA net product revenue guidance of $225 million to $250 million

Clinical and Pipeline Highlights

FIREFLY-1 Progress in 2025 and Frontline pLGG FIREFLY-2 Trial Enrollment Complete in 2026

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Updated three-year data from the pivotal Phase 2 FIREFLY-1 trial presented at the Society for Neuro-Oncology Annual Meeting in November 2025, reinforcing the durability of response and long-term safety profile of OJEMDA in patients with relapsed or refractory pLGG
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Long term follow-up data from FIREFLY-1 demonstrate that time to next treatment analyses better reflected clinical decision-making among FIREFLY-1 investigators versus radiographic-only tumor progression (as assessed via traditional progression free survival analyses)
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Enrollment in the pivotal Phase 3 FIREFLY-2 trial evaluating OJEMDA in patients with frontline pLGG remains on track, with full enrollment anticipated in the first half of 2026

Pipeline Progress in 2026

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Updated Phase 1 clinical data on Emi-Le, a B7-H4-directed ADC acquired from Mersana, expected to be available mid-2026
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The Phase 1a clinical trial of DAY301, a PTK7-targeted ADC, is progressing through dose escalation, with initial clinical data and program update planned for the second half of 2026

2025 Financial Summary

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Net Product Revenue: OJEMDA net product revenues were $52.8 million and $155.4 million for the fourth quarter and full year 2025, respectively
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License Revenue: License revenues from the sale of ex-U.S. commercial rights for tovorafenib were $0.9 million and $2.8 million for the fourth quarter and full year 2025, respectively
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R&D Expenses: Research and development expenses were $40.9 million and $148.1 million for the fourth quarter and full year 2025, respectively, as compared to $61.8 million and $227.7 million for the same periods in 2024
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SG&A Expenses: Selling, general and administrative expenses were $34.2 million and $120.6 million for the fourth quarter and full year 2025, respectively, as compared to $29.8 million and $115.5 million for the same periods in 2024
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Net Loss: Net loss totaled $21.3 million and $107.3 million for the fourth quarter and full year 2025, respectively, with non-cash stock-based compensation expense of $11.1 million and $44.4 million for the same periods. By comparison, net loss totaled $65.7 million and $95.5 million for the fourth quarter and full year 2024, respectively, with non-cash stock-based compensation expense of $11.0 million and $48.3 million for the same periods
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Cash Position: The Company’s cash, cash equivalents and short-term investments totaled $441.1 million as of December 31, 2025

Upcoming Events

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46th Annual TD Cowen Health Care Conference
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Management will participate in a fireside chat on Tuesday, March 3 at 9:10 a.m. Eastern Time. A live and archived audio webcast of the discussion will be available by visiting the Events section of the Company’s website

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2026 Leerink Partners Global Healthcare Conference
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Management presentation on Wednesday, March 11 at 1:40 p.m. Eastern Time. A live and archived audio webcast of the discussion will be available by visiting the Events section of the Company’s website

Conference Call

Day One will host a conference call and webcast today, February 24 at 4:30 p.m. Eastern Time. To access the live conference call by phone, dial 877-704-4453 (domestic) or 201-389-0920 (international), and provide the access code 13745150. Live audio webcast will be accessible from the Day One Media & Investors page. An archived version of the webcast will be available for replay on the Events & Presentations section of the Day One Investors & Media page for 30 days following the event.

About Day One Biopharmaceuticals

Day One Biopharmaceuticals is a commercial-stage biopharmaceutical company that believes when it comes to pediatric cancer, we can do better. The Company was founded to address a critical unmet need: the dire lack of therapeutic development in pediatric cancer. Inspired by “The Day One Talk” that physicians have with patients and their families about an initial cancer diagnosis and treatment plan, Day One aims to re-envision cancer drug development and redefine what’s possible for all people living with cancer—regardless of age—starting from Day One.

Day One partners with leading clinical oncologists, families, and scientists to identify, acquire, and develop important targeted cancer treatments. The Company’s pipeline includes tovorafenib (OJEMDA™), DAY301, and following the recently announced acquisition of Mersana Therapeutics, Emi-Le (emiltatug ledadotin), a novel antibody drug conjugate (ADC) targeting the B7-H4 protein in clinical development to treat the rare cancer adenoid cystic carcinoma (ACC).

Day One is based in Brisbane, California. For more information, please visit www.dayonebio.com or find the Company on LinkedIn or X.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Day One’s ability to grow revenue from OJEMDA, plans to develop and commercialize cancer therapies and its pipeline and the impact of Emi-Le and DAY301, and statements regarding its net product revenues, cash, cash equivalents and short-term investments. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will,” “develop,” “signal,” “potential,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements are subject to risks and uncertainties that may cause Day One’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties in this press release and other risks set forth in our filings with the Securities and Exchange Commission, including risks related to the ability to realize the anticipated benefits of the Mersana acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of the consummation of the acquisition on the market price of Day One’s common stock and/or operating results; significant transaction costs; unknown liabilities, Day One’s ability to develop, obtain and retain regulatory approval for or commercialize any product candidate, Day One’s ability to protect intellectual property, the potential impact of global business or macroeconomic conditions, including as a result of inflation, government shutdowns, rising interest rates, instability in the global banking system, geopolitical conflicts and the sufficiency of Day One’s cash, cash equivalents and investments to fund its operations. These forward-looking statements speak only as of the date hereof and Day One specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Day One Biopharmaceuticals, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Year Ended December 31,
	2025	2024	2023
Revenue:
Product revenue, net	$ 155,421	$ 57,217	$ —
License revenue	2,761	73,944	—
Total revenues	158,182	131,161	—
Cost and operating expenses:
Cost of product revenue	14,714	4,763	—
Cost of license revenue	2,496	516	—
Research and development	148,135	227,702	130,521
Selling, general and administrative	120,587	115,450	75,543
Total cost and operating expenses	285,932	348,431	206,064
Loss from operations	(127,750)	(217,270)	(206,064)
Non-operating income:
Gain from sale of priority review voucher	—	108,000	—
Investment income, net	18,471	19,701	17,187
Other (expense) income, net	(19)	1,217	(40)
Total non-operating income, net	18,452	128,918	17,147
Loss before income taxes	(109,298)	(88,352)	(188,917)
Income tax benefit (expense)	1,976	(7,144)	—
Net loss	(107,322)	(95,496)	(188,917)
Net loss per share - basic	$ (1.04)	$ (1.02)	$ (2.37)
Net loss per share - diluted	$ (1.04)	$ (1.02)	$ (2.37)
Weighted-average number of common shares used in net loss per share - basic	103,205,703	93,234,195	79,773,004
Weighted-average number of common shares used in net loss per share - diluted	103,205,703	93,234,195	79,773,004

Day One Biopharmaceuticals, Inc.

Selected Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	December 31, 2025	December 31, 2024
Cash, cash equivalents and short-term investments	$ 441,113	$ 531,720
Total assets	507,827	582,788
Total liabilities	66,665	80,037
Accumulated deficit	(661,403)	(554,081)
Total stockholders’ equity	441,162	502,751

DAY ONE MEDIA

media@dayonebio.com

DAY ONE INVESTORS

LifeSci Advisors, PJ Kelleher

pkelleher@lifesciadvisors.com

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